EXHIBIT 99.1
NEWS RELEASE

Contact:	Alliance Data Ed Heffernan Analysts/Investors 972.348.5191 eheff@alldata.net Shelley Whiddon — Media 972.348.4310 swhiddon@alldata.net
ALLIANCE DATA SIGNS MULTI-YEAR AGREEMENT WITH SACRAMENTO
MUNICIPAL UTILITY DISTRICT (SMUD)
DALLAS, Texas, May 2, 2005 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced a multi-year agreement with Sacramento Municipal Utility District (SMUD). Under terms of the agreement, Alliance Data will provide bill print and mail services, electronic bill presentment, and payment processing for SMUD’s 560,000 electric residential and commercial accounts throughout California’s Sacramento and Placer counties. SMUD is the sixth-largest publicly owned utility in the United States, with 2005 revenue of more than $1.2 billion.
Ken Floyd, director of customer service for SMUD, said, “Working with Alliance Data, we will improve operational efficiencies by streamlining our payment processing services, and bill print and mail processes, all of which play an important role in our customers’ total experience with us.”
“We applaud SMUD’s continued recognition by J.D. Power and Associates for high customer satisfaction and ranking them among the nation’s top utilities in this category,” said Dwayne Tucker, president of Alliance Data’s Utility Services. “Alliance Data understands the critical nature of providing a positive customer experience for utility customers, which includes accurate and timely billing processes. Alliance Data has extensive experience in providing a variety of billing and customer care services across multiple utility sectors, including municipalities, and we are confident in our ability to help SMUD sustain its exceptional customer focus.”
About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, www.AllianceDataSystems.com.
About Sacramento Municipal Utility District (SMUD)
As the sixth largest publicly owned utility in the country in terms of customers served, SMUD’s innovative energy programs are known throughout the state, nation and world. SMUD’s purpose is to provide solutions for meeting our customers’ electrical energy needs. Our vision is to be a leader in customer satisfaction and a positive force in promoting community benefits. For more information, visit www.smud.org.
Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
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